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                                                                     Exhibit 8.1


              MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111

                                                              617 542 6000
                                                              617 542 2241 FAX





                                            May 8, 2000




Thermo Ecotek Corporation
245 Winter Street
Waltham, Massachusetts 02451

         Re:  Merger of Ecotek Acquisition Inc. with and into
              Thermo Ecotek Corporation

Ladies and Gentlemen:

         You have requested our opinion as to certain federal income tax consequences of the merger (the "Merger") of Ecotek Acquisition Inc. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of Thermo Electron Corporation ("Parent"), with and into Thermo Ecotek Corporation, a Delaware corporation (the "Company"). After the Merger, the separate corporate existence of Merger Sub will cease and the Company will become a wholly-owned subsidiary of Parent.

         This opinion is being delivered to you in connection with the filing by Parent of a registration statement on Form S-4 (the "Registration Statement"), which includes the Information Statement-Prospectus relating to the Merger.

         Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Registration Statement or the certificate of officers of Parent, Merger Sub and the Company (the "Officers' Tax Certificate"). All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         In delivering our opinion regarding certain United States federal income tax consequences of the Merger, we have reviewed and relied upon (without any independent investigation) the truth and accuracy, at all relevant times, of the facts, statements, covenants, descriptions, representations, and warranties contained in the following documents (including all exhibits and schedules attached thereto):

          1.   The Registration Statement;

          2.   The Officers' Tax Certificate; and

          3. Such other instruments and documents related to the formation, organization, and operation of Parent, Merger Sub, and the Company and related to the Merger, as we have deemed necessary or appropriate.



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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

May 8, 2000
Page 2


         In connection with rendering this opinion, we also have assumed (without any independent investigation) that:

          1. Original documents (including signatures thereto) submitted to us are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are prerequisites to effectiveness thereof;

          2. All representations, warranties, and statements made or agreed to by Parent, Merger Sub, the Company, their managements, employees, officers, directors, and stockholders in connection with the Merger, including, but not limited to, those set forth in the Officers' Tax Certificate are true and accurate at all relevant times and no actions have been (or will be) taken which are inconsistent with such representations;

          3. All covenants contained in the Officers' Tax Certificate are performed without waiver or breach of any material provision thereof;

          4. The Merger will be reported by Parent, Merger Sub and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below;

          5. Any representation or statement made in any of the documents referred to herein "to the knowledge" of any person or party or similarly qualified is correct without such qualification.

         Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the statements set forth in the Registration Statement and if the Officers' Tax Certificate is true and correct as of the Effective Time, then, for United States federal income tax purposes, the Merger, more likely than not, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

         This opinion represents and is based upon our best judgment regarding the application of United States federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, either prior to the Effective Time, or at any other time, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

         This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).


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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

May 8, 2000
Page 3


         No opinion is expressed as to any transaction other than the Merger as described in the Registration Statement or to any transaction whatsoever, including the Merger, if all the transactions described in the Registration Statement are not consummated in accordance with the terms of such Registration Statement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate through the Effective Time and at all relevant times thereafter. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

          This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon or utilized for any other purpose or by any other person or entity and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement in connection with references to this opinion and the tax consequences of the Merger. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                           Very truly yours,

                                           /s/ Mintz, Levin, Cohn, Ferris,
                                           Glovsky and Popeo, P.C.

                                           MINTZ, LEVIN, COHN, FERRIS,
                                           GLOVSKY and POPEO, P.C.